          [LETTERHEAD OF AMERICAN COLLEGE OF CARDIOLOGY APPEARS HERE]




                January 2, 1996


                Edward Sweeney
                President
                Summit Medical Systems, Inc.
                One Carlson Parkway
                Minneapolis, MN 55447

                Dear Ed:

                I enjoyed the opportunity to meet and have lunch with you on Thursday, December 21. It was a very useful exchange of information that I hope continues as our professional relationship evolves. In this regard, we discussed extending the deadline for completing a new contract between ACC and Summit Medical Systems to July 1, 1996. This means that the current contract would remain operative until that date. Your written confirmation of this new deadline is requested.

                My best wishes to you for a prosperous New Year.

                Sincerely,


                /s/ David J. Feild

                David J. Feild
                Executive Vice President

                CC:   Karl E. Hammermeister, M.D.,F.A.C.C.
                      David P. Bodycombe, M. Sc., Sc.D.

                  [LETTERHEAD OF SUMMIT MEDICAL APPEARS HERE]


January 16, 1996




Mr. David J. Feild
Executive Vice President
American College of Cardiology
Heart House
9111 Old Georgetown Road
Bethesda, MD  20814-1699

Dear Dave:

In response to your letter of January 2, 1996, this will confirm that our current contract will remain operative until July 1, 1996 to provide more time to complete a new contract between the ACC and Summit Medical.

We certainly enjoyed our Christmas lunch with you and Dave, and we extend our very best wishes for a great year for the American College of Cardiology.

Warmest personal regards,

/s/ Edward F. Sweeney

Edward F. Sweeney
Chairman

EFS:nlb

cc:   Karl E. Hammermeister, MD,FACC
      David P. Bodycombe, M.Sc., Sc.D.

VIA FACSIMILE                          [LOGO OF SUMMIT MEDICAL]


June 29, 1996




David J. Feild, Executive Vice President
American College of Cardiology
Heart House
9111 Georgetown Road
Bethesda, MD 20814-1699

Dear Dave,

As you are aware, our American College of Cardiology/Summit Medical contract is now scheduled to expire on July 1, 1996. As we all agree, it is in both our organizations' best interest to extend the contractual relationship while we continue our good faith renegotiations. As such, this letter formally proposes that we agree to extend the current contract for 30 days. This means that the current contract remains operative until August 1, 1996.

If you concur with this extension, please indicate your intentions with your signature below. At your earliest convenience, please fax this back to me. We will also follow up with a hard copy for signatures.

I trust the database conference is going well. I look forward to getting the update from Marc Schwartz and Tim Haugen. In the meantime, thanks for your assistance with this process. I look forward to talking with you soon.

Sincerely,



/s/ Edward F. Sweeney
Edward F. Sweeney
Founder & Chairman

On behalf of the American College of Cardiology, I acknowledge that our current contract with Summit Medical be extended until August 1, 1996.


/s/ David J. Feild. Vice President                    June 28, 1996
- -------------------------------------                 -------------
David J. Feild, Exec. Vice President                  Dated



                      [LETTERHEAD OF SUMMIT MEDICAL]